exhibit 99.3
FOURTH AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT
     THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (“Fourth Amendment”), dated as of March 28, 2008, is made and entered into by and between DIODES INCORPORATED, a Delaware corporation (“Borrower”), and UNION BANK OF CALIFORNIA, N.A., a national banking association (“Bank”).
RECITALS:
     A. Borrower and Bank are parties to that certain Amended and Restated Credit Agreement dated as of February 27, 2003, as amended by (i) that certain First Amendment dated as of July 6, 2004, (ii) that certain extension letter dated May 26, 2005, (iii) that certain Second Amendment dated as of August 29, 2005 and (iv) that certain Third Amendment dated as of May 7, 2007 (as so amended, the “Agreement”), pursuant to which Bank agreed to extend various credit facilities to Borrower in the amounts provided for therein.
     B. Borrower has requested that Bank agree to increase the Revolving Credit Commitment from Twenty Million Dollars ($20,000,000) to Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000). Bank is willing to agree to so increase the Revolving Credit Commitment, subject, however, to the terms and conditions of this Fourth Amendment.
AGREEMENT:
     In consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower and Bank agree as follows:
1. Defined Terms. Initially capitalized terms used herein which are not otherwise defined shall have the meanings assigned thereto in the Agreement.
2. Amendment. Section 2.1 of the Agreement is hereby amended by substituting the amount “Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000)” for the amount “Twenty Million Dollars ($20,000,000)” appearing in the seventh and eighth lines thereof.
3. Effectiveness Of This Fourth Amendment. This Fourth Amendment shall become effective as of the date hereof when, and only when, Bank shall have received all of the following, in form and substance satisfactory to Bank:
     (a) A counterpart of this Fourth Amendment, duly executed by Borrower;
     (b) A replacement Revolving Note, duly executed by Borrower;
     (c) An Authorization to Disburse relating to the replacement Revolving Note described hereinabove, duly executed by Borrower, authorizing Bank to distribute the proceeds of Revolving Loans as required by the Agreement, as amended by this Fourth Amendment;

     (d) A loan fee in the sum of Two Thousand Five Hundred Dollars ($2,500), which loan fee shall be non-refundable; and
     (e) Such other documents, instruments or agreements as Bank may reasonably deem necessary in order to effect fully the purposes of this Fourth Amendment.
4. Ratification.
     (a) Except as specifically amended hereinabove, the Agreement shall remain in full force and effect and is hereby ratified and confirmed; and
     (b) Upon the effectiveness of this Fourth Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Fourth Amendment, and each reference in the Agreement to the “Revolving Note” or words of like import referring to the Revolving Note shall mean and be a reference to the replacement Revolving Note issued by Borrower in favor of Bank pursuant to this Fourth Amendment.
5. Representations and Warranties. Borrower represents and warrants as follows:
     (a) Each of the representations and warranties contained in Section 5 of the Agreement, as amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;
     (b) The execution, delivery and performance of this Fourth Amendment and the replacement Revolving Note provided for herein are within Borrower’s corporate powers, have been duly authorized by all necessary corporate action, have received all necessary approvals, if any, and do not contravene any law or any contractual restriction binding on Borrower;
     (c) This Fourth Amendment is, and the replacement Revolving Note when delivered for value received will be, the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms; and
     (d) No event has occurred and is continuing or would result from this Fourth Amendment which constitutes an Event of Default under the Agreement, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.
6. Governing Law. This Fourth Amendment shall be deemed a contract under and subject to, and shall be construed for all purposes and in accordance with, the laws of the State of California.
7. Counterparts. This Fourth Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

WITNESS the due execution hereof as of the date first above written.

“Borrower” DIODES INCORPORATED
By:	/s/ Larry P. Katz
Title: Controller

“Bank” UNION BANK OF CALIFORNIA, N.A.
By:	/s/ John C. Kase
John C. Kase
Vice President

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